UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2023

Fiesta Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 702-9300

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	FRGI	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 12, 2023, the board of directors (the "Board") of Fiesta Restaurant Group, Inc. (the "Company") appointed Nirmal K. Tripathy as an independent member of the Board and as a member of the Company’s Audit Committee and Corporate Governance and Nominating Committee effective January 16, 2023. Mr. Tripathy, age 64, currently serves as a Principal at Kaufman Rossin, a Miami-based firm providing accounting and other business advisory services, in its C-Suite and Board Advisory practice since September 2020. Previously, Mr. Tripathy served as Principal at Beacon Strategic Consulting LLC from June 2019 until August 2020 and various roles with Yildiz Holding, the owner of Godiva Chocolatier, Pladis and McVitie’s brands, including as Chief Corporate Development Officer from 2016 until 2018, President & Chief Executive Officer of Pladis Americas from 2014 until 2015 and Chief Strategy Officer from 2010 until 2013. Mr. Tripathy also served as Chief Financial Officer of The Limited from 2007 until 2009, President and Chief Operating Officer of Macy’s Florida from 2002 to 2007 and as Corporate Chief Financial Officer of The TJX Companies from 2000 until 2002. Mr. Tripathy does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Tripathy, with his prior experience as Chief Financial Officer of The Limited and The TJX Companies, and as an executive with Macy’s and Yildiz, brings to the Board significant accounting, tax, leadership, management and operational experience.

In connection with Mr. Tripathy’s appointment as an independent member of the Board, Mr. Tripathy will receive (i) an annual cash retainer of $50,000 for service on the Board, $5,000 in cash per year for service as a member of the Audit Committee and $2,500 in cash per year for service as a member of the Corporate Governance and Nominating Committee and (ii) pursuant to Section 9(b) of the Company’s 2021 Stock Incentive Plan (the "Plan"), a restricted stock grant having a Fair Market Value (as defined in the Plan) of $100,000 on the date of grant which will vest in equal annual installments over a five year period, subject to Mr. Tripathy’s continued service on the Board through each applicable vesting date. Additionally, pursuant to Section 9(a) of the Plan, on the date of each annual meeting of stockholders of the Company, Mr. Tripathy is eligible to receive a Stock Award (as defined in the Plan) comprised of that number of shares of Stock (as defined in the Plan) having an aggregate Fair Market Value of $75,000 or such other amount or number of shares of Stock as is otherwise determined by the Administrator (as defined in the Plan).

ITEM 7.01. REGULATION FD DISCLOSURE.

On January 17, 2023, the Company issued a press release announcing the appointment of Mr. Tripathy as an independent member of the Board, the entire text of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Fiesta Restaurant Group, Inc. Press Release dated January 17, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: January 17, 2023

By:	/s/ Louis DiPietro
Name:	Louis DiPietro
Title:	Senior Vice President, Chief Legal and People Officer, General Counsel and Secretary

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